CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Guinness Atkinson Funds regarding the Prospectus and Statement of Additional Information of Smart Transportation ETF, a series of the Guinness Atkinson Funds.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 25, 2019